SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

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Filed by a party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive  Additional Materials
/x/ Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                                   Scios Inc.
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                (Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/x/ No fee required
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

              [FORM OF LETTER TO BE SENT TO CERTAIN STOCKHOLDERS]

                               [SCIOS LETTERHEAD]


___________________, 2000

Dear [PERSONALIZE]:


     I appreciated the opportunity to talk with you about current developments at Scios Inc. Enclosed are a number of press releases recently issued by the Company that you may find of interest.

     If you have further questions, please do not hesitate to call me directly at 408/(direct number). You may also wish to view the Scios investor relations page on our Website. Just click on the "Investor Relations" icon at the bottom of our home page at www.sciosinc.com. For information about our Year 2000 Annual Meeting, please access www.sciosinc.com/election.

     We will continue to keep you informed about future developments at the Company. Thank you for your continuing interest in Scios Inc.

Sincerely,


[NAME]
[TITLE]